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                                                                    EXHIBIT 10.9


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                       U.S.A. AND CANADA DISTRIBUTION AGREEMENT

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DELACROIX-CHEVALIER Inc. 575 Madison Avenue NEW YORK NY 10022, gives VISTA
Medical Technologies - loker avenue west CARLSBAD -CA 92008 USA, the right to exclusive representation for U.S.A. and CANADA territory for its "Cardiovascular and Thoracic" products.

This agreement is valid for * * * years except if the agreed annual turnover is not reached. In that case the agreement can be canceled three months before the end of each contract year and refers to all direct or indirect sales.

DELACROIX-CHEVALIER AGREES TO:

    - Honor all orders
    - Assist VISTA Medical Technologies in general marketing and promotion of DELACROIX-CHEVALIER products towards increased sales.
    - Forward all orders from U.S.A. and CANADA received directly by them to VISTA Medical Technologies.
    - Grant a discount of ***% on its current USD price list.
    - Retain product liability as manufacturers.

VISTA MEDICAL TECHNOLOGIES AGREES TO:

    - Honor all orders for U.S.A. and Canada customers only.
    - Promote the label DELACROIX-CHEVALIER with an equal typography to VISTA Medical Technologies.
    - Observe reasonable marketing efforts in order not to prejudice DELACROIX-CHEVALIER.

    - Realize the following turnovers:
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                * * *                          USD
                * * *                          USD
                * * *                           USD

    - Settle all DELACROIX CHEVALIER invoices by credit transfer within 30 days after receipt of goods by VISTA Medical Technologies.
    - Becomes DELACROIX CHEVALIER's US agent for the FDA.

This agreement will be effective from              * * *                 .


    July 11, 1996                                     July 11, 1996

    /s/ John Lyon                                /s/ illegible

    VISTA Medical Technologies               DELACROIX-CHEVALIER Inc.



* * * Confidential Treatment Requested